united states
Securities and Exchange Commission
Washington, D. C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 3, 2020

Cadiz Inc.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-12114	77-0313235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
550 S. Hope Street, Suite 2850 Los Angeles, CA		90071
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (231) 271-1600
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CDZI	The NASDAQ Global Market
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.
Effective February 3, 2020 Cadiz Inc. (“Cadiz” or the “Company”) entered into a First Amendment to its existing Purchase and Sale Agreement (the “Agreement”) dated December 31, 2018 with El Paso Natural Gas Company (“EPNG”).  As amended, the Agreement (i) extends  the time period within which Cadiz must complete the purchase of the pipeline segment contemplated by the Agreement from 30 to up to 180 days following the satisfaction by EPNG of certain conditions precedent, with the actual time period depending upon the date upon which such conditions are satisfied, and (ii) increases the balance of the purchase price payable at closing from $18 million to $19 million.

Item 9.01  Financial Statements and Exhibits.
(d) Exhibits
Exhibit No.	Description

10.1*	First Amendment to Purchase and Sale Agreement dated February 3, 2020 by and between El Paso Natural Gas Company, LLC, a Delaware limited liability company and Cadiz Inc., a Delaware corporation

*filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADIZ INC.

By: /s/ Timothy J. Shaheen
Timothy J. Shaheen
Chief Financial Officer

Date:  February 3, 2020